<pre>
Exhibit 16.1


Securities and Exchange Commission
450 5th Street
Washington, DC  20549




We have read and agree with the comments in Item 4.01 of Form 8-K of Conectisys Corporation, dated November 4, 2008.



/S/ Farber Hass Hurley LLP
----------------------------------
Farber Hass Hurley LLP
Granada Hills, California
November 6, 2008